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Exhibit 16

LETTER FROM JAACK (JACK) OLESK, CPA





                             Jaack (Jack) Olesk, CPA
                            Beverly Hills, California


                                                                  April 24, 2001


Securities and Exchange Commission
Washington, DC  20549

Re: Largo Vista Group, Ltd.
File No. 000-30426

Dear Sir or Madam:

     I have read Item 4 of the Form 8-K/A of Largo Vista Group, Ltd. dated March 16, 2000, and agree with the statement contained thereon.


                                         /s/ JAACK (JACK) OLESK, CPA
                                         ---------------------------
                                             JAACK (JACK) OLESK, CPA